Adoption Agreement #005
                                   D346282a

                Nonstandardized 401(k) Plan Adoption Agreement

Nonstandardized 401(k) Plan Considerations

For: Businesses that want the ability of employee pre-tax contributions.

Compensation: The employer may exclude certain types of compensation.

Eligibility for Contributions: May require employees to work up to 1,000 hours and be employed on the last day.

Investment Direction: May allow the employee to direct where funds are invested.

Eligibility: The employer may exclude certain classifications or groups of employees.


Provided by:
The Financial Funds

Custodian:
INVESCO Trust Company
A Subsidiary of INVESCO MIM PLC



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Your Adoption  Agreement and Basic Plan Document  together  constitute the rules and parameters under which your retirement program will operate. Each section of the Adoption Agreement requires the employer to make a selection. Whenever
possible   (balancing   complexity  and  space  constraints)  we  have  provided
instructions to the left of key selections. These instructions are intended to assist you, the employer, in choosing the optional provisions for your retirement program. They are not intended to substitute or replace competent advice from your legal counsel or accountant. If further clarification is necessary, contact your advisors or INVESCO Trust Company. We recommend that you obtain the advice of your legal or tax advisor before you sign this Adoption Agreement.

                             ADOPTION AGREEMENT #005
                           NONSTANDARDIZED CODE 401(k)
                               PROFIT SHARING PLAN


The undersigned,  --------------------------------------------  ("Employer"), by
executing this Adoption Agreement, elects to become a participating Employer in the INVESCO Trust Company Defined Contribution Master Plan (basic plan document #01) by adopting the accompanying Plan and Trust in full as if the Employer were a signatory to that Agreement. The employer makes the following elections granted under the provisions of the Master Plan.


                                    ARTICLE I
                                   DEFINITIONS

1.02 TRUSTEE. The Trustee executing this Adoption Agreement is: (Choose (a) or (b))

(a)   A discretionary Trustee, See Section 10.03[A] of the Plan.

(b) A  nondiscretionary  Trustee.  See Section 10.03[B] of the Plan. [Note:
The Employer may not elect Option (b) if a Custodian executes the Adoption Agreement.]

1.03 PLAN. The name of the Plan as adopted by the Employer is
-------------------------------------------------------------.

1.07 EMPLOYEE. The following Employees are not eligible to participate in the Plan: (Choose (a) or at least one of (b) through (G))

(a)   No exclusions.

(b) Collective bargaining employees (as defined in Section 1.07 of the Plan). [Note: If the Employer excludes union employees from the Plan, the Employer must be able to provide evidence that retirement benefits were the subject of good faith bargaining.]

(c) Nonresident aliens who do not receive any earned income (as defined in Code ss.911(d)(2) from the Employer which constitutes United States source income (as defined in Code ss.861(a)(3)).

(d)   Commission Salesmen.

(e)   Any Employee compensated on a salaried basis.

(f)   Any Employee compensated on an hourly basis.

(g)   (Specify) -------------------------------------------------
-----------------------------------------------------------------



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Leased Employees. Any Leased Employee treated as an Employee under Section 1.31 of the Plan, is: (Choose (h) or (i))

(h)   Not eligible to participate in the Plan.

(i) Eligible to participate in the Plan, unless excluded by reason of an exclusion classification elected under this Adoption Agreement Section 1.07.

Related Employers. If any member of the Employer's related group (as defined in Section 1.30 of the Plan) executes a Participation Agreement to this Adoption
Agreement, such member's Employees are eligible to participate in this Plan, unless excluded by reason of an exclusion classification elected uner this Adoption Agreement Section 1.07. In addition: (Choose (j) or (k))

(j) No other related group member's Employees are eligible to participate in the Plan.

(k) The following nonparticipating related group member's Employees are eligible to participate in the Plan unless excluded by reason of an exclusion
classification   elected   under   this   Adoption   Agreement   Section   1.07:
---------------------------------------

1.12 COMPENSATION

Treatment of elective contributions. (Choose (a) or (b))

(a) "Compensation" includes elective contributions made by the Employer on the Employee's behalf.

(b)   "Compensation" does not include elective contributions.

Modifications to Compensation definition. (Choose (c) or at least one of (d) through (j))

(c)   No modifications other than as elected under Options (a) or
(b).

(d)   The Plan excludes Compensation in excess of $---------------.

(e) In lieu of the definition in Section 1.12 of the Plan, Compensation means any earnings reportable as W-2 wages for Federal income tax withholding purposes, subject to any other election under this Adoption Agreement Section 1.12.

(f)   The Plan excludes bonuses.

(g)   The Plan excludes overtime.

(h)   The Plan excludes Commissions.



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(i) Compensation will not include  Compensation from a related employer (as defined in Section 1.30 of the Plan) that has not executed a Participation Agreement in this Plan unless, pursuant to Adoption Agreement Section 1.07, the Employees of that related employer are eligible to participate in this Plan.

(j)   (Specify) ----------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
If, for any Plan Year, the Plan uses permitted disparity in the contribution or allocation formula elected under Article III, any election of Options (f), (g),
(h) or (j) is ineffective for such Plan Year with respect to any Nonhighly Compensated Employee.

Special definition for matching contributions. "Compensation" for purposes of any matching contribution formula under Article III means: (Choose (k) or (l) only if applicable)

(k)   Compensation as defined in this Adoption Agreement Section
1.12.

(l)   (Specify) ----------------------------------------------------------------
--------------------------------------------------------------------------------

Special definition for salary reduction contributions. An Employee's salary reduction agreement applies to his Compensation determined prior to the reduction authorized by that salary reduction agreement, with the following exceptions: (Choose (m) or at least one of (n) or (o), if applicable)

(m)   No exceptions.

(n) If the Employee makes elective contributions to another plan maintained by the Employer, the Advisory Committee will determine the amount of the Employee's salary reduction contribution for the withholding period: (Choose (1) or (2))

      (1) After the reduction for such period of elective contributions to the other plan(s).

      (2) Prior to the reduction for such period of elective contributions to the other plan(s).

(o)   (Specify) ----------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

1.17 PLAN YEAR/LIMITATION YEAR.

Plan Year. Plan Year means: (Choose (a) or (b))

(a)   The 12 consecutive month period ending every ---------------.

(b)   (Specify) ----------------------------------------------------------------
--------------------------------------------------------------------------------



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Limitation Year. The Limitation Year is: (Choose (c) or (d))

(c)   The Plan Year.

(d)   The 12 consecutive month period ending every ---------------.

1.18 EFFECTIVE DATE.

New Plan. The "Effective Date" of the Plan is -----------------.

Restated Plan. The restated Effective Date is -----------------.
This Plan is a substitution and amendment of an existing retirement plan(s) originally established ---------------------.
(Note: See the Effective Date Addendum.)

1.27 HOUR OF SERVICE. The crediting method for Hours of Service is: (Choose
(a) or (b))

(a)   The actual method.

(b)   The ---------------------------- equivalency method, except:

      (1)   No exceptions.

      (2) The actual method applies for purposes of: (Choose at least one)

            (i)   Participation under Article II.

            (ii)  Vesting under Article V.

            (iii)Accrual of benefits under Section 3.06.

[Note: On the blank line, insert "daily," "weekly," "semi-monthly payroll periods" or "monthly."]

1.29 SERVICE FOR PREDECESSOR EMPLOYER. In addition to the predecessor service the Plan must credit by reason of Section 1.29 of the Plan, the Plan credits Service with the following predecessor employer(s):---------------------
--------------------------------------------------------------------------------
Service with the designated predecessor employer(s) applies: (Choose at least one of (a) or (b); (c) is available only in addition to (a) or (b))

(a)   For purposes of participation under Article II.

(b)   For purposes of vesting under Article V.

(c)   Except the following Service: --------------------------/

[Note: If the Plan does not credit any predecessor service under this provision, insert "N/A" in the first blank line. The Employer may attach a schedule to this Adoption Agreement, in the same format as this Section 1.29, designating additional predecessor employers and the applicable service crediting elections.]

1.31 LEASED EMPLOYEES. If a Leased Employee is a Participant in the Plan and also participates in a plan maintained by the leasing organization: (Choose
(a) or (b))

(a) The Advisory Committee will determine the Leased Employee's allocation of Employer contributions under Article III without taking into account the Leased Employee's allocation, if any, under the leasing organization's plan.

(b) The Advisory Committee will reduce the Leased Employee's allocation of Employer nonelective contributions (other than designated qualified nonelective contributions) under this Plan by the Leased Employee's allocation under the leasing organization's plan, but only to the extent that allocation is attributable to the Leased Employee's service provided to the Employer. The leasing organizationn's plan:

      (1) Must be a money purchase plan which would satisfy the definition under
      Section 1.31 of a safe harbor plan, irrespective of whether the safe harbor exception applies.

      (2) Must satisfy the features and, if a defined benefit plan, the method of reduction described in an addendum to this Adoption Agreement, numbered 1.31.


                                   ARTICLE II
                              EMPLOYEE PARTICIPANTS

2.01 ELIGIBILITY.

Eligibility conditions. To become a Participant in the Plan, an Employee must satisfy the following eligibility conditions: (Choose (a) or (b) or both;
(c) is optional as an additional election)

(a) Attainment of age ------------------ (specify age, not exceeding 21).

(b)   Service requirement. (Choose one of (1) through (3))

      (1)   One Year of Service.

      (2) ---------- months (not exceeding 12) following the Employee's Employment Commencement Date.

      (3)   One Hour of Service.

(c) Special requirements for non-401(k) portion of plan. (Make elections under (1) and under (2))

      (1) The requirements of this Option (c) apply to participation in: (Choose at least one of (i) through (iii))

            (i) The allocation of Employer nonelective contributions and Participant forfeitures.

            (ii) The allocation of Employer matching contributions (including forfeitures allocated as matching contributions).

            (iii)The allocation of Employer qualified nonelective contributions.

      (2) For participation in the allocations described in (1), the eligibility conditions are: (Choose at least one of (i) through (iv))

            (i)  ---------  (one  or  two)  Year(s)  of  Service,   without  an
            intervening Break in Service (as described in Section 2.03(A) of the Plan) if the requirement is two Years of Service.

            (ii) --------- months (not exceeding 24) following the Employee's Employment Commencement Date.

            (iii)One Hour of Service.

            (iv) Attainment of age ----------------- (Specify age, not exceeding 21).

Plan Entry Date.  "Plan Entry Date" means the Effective  Date and:  (Choose
(d), (e) or (f))

(d) Semi-annual Entry Dates. The first day of the Plan Year and the first day of the seventh month of the Plan Year.

(e)   The first day of the Plan Year.

(f)   (Specify entry dates) ----------------------------/

Time of Participation. An Employee will become a Participant (and, if applicable, will participate int he allocations described in Option (c)(1)), unless excluded under Adoption Agreement Section 1.07, on the Plan Entry Date (if employed on that date): (Choose (g), (h) or (I))

(g)   immediately following

(h)   immediately preceding

(i)  nearest  ---------------------------------------------  the  date  the
Employer completes the eligibility conditions described in Options (a) and (b) (or in Option (c)(2) if applicable) of this Adoption Agreement Section 2.01.

[Note: The Employer must coordinate the selection of (g), (h) or (i) with the "Plan Entry Date" selection in (d), (e) or (f). Unless otherwise excluded under Section 1.07, the Employee must become a Participant by the earlier of:
(1) the first day of the Plan Year beginning after the date the Employee completes the age and service requirements of Code ss.410(a); or (2) 6 months after the date the Employee completes those requirements.]

Dual eligibility. The eligibility conditions of this Section 2.01 apply to: (Choose (j) or (k))

(j)   All Employees of the Employer, except: (Choose (1) or (2))

      (1)   No exceptions

      (2) Employees who are Participants in the Plan as of the Effective Date.

(k) Solely to an Employee employed by the Employer after  ----------------.
If the Employee was employed by the Employer on or before the specified date, the Employee will become a Participant: (Choose (1), (2) or (3))

      (1) On the latest of the Effective Date, his Employment Commencement Date or the date he attains age ----------------- (not to exceed 21).

      (2) Under the eligibility conditions in effect under the Plan prior to the restated Effective Date. If the restated Plan required more than one Year of Service to participate, the eligibility conditions under this Option
      (2) for participation in the Code 401(k) arrangement under this Plan is one Year of Service for Plan Years beginning after December 31, 1988. [For restated plans only]

      (3)   (Specify)
      ----------------------------------------------------------
      ----------------------------------------------------------/

2.02 YEAR OF SERVICE - PARTICIPATION.

Hours of Service. An Employee must complete: (Choose (a) or (b))

(a)   1,000 Hours of Service

(b) -------------- Hours of Service during an eligibility computation period to receive credit for a Year of Service. [Note: The Hours of Service requirement may not exceed 1,000.]

Eligibility computation period. After the initial eligibility computation period described in Section 2.02 of the Plan, the Plan measures the eligibility computation period as: (Choose (c) or (d))

(c) The 12 consecutive month period beginning with each anniversary of an Employee's Employment Commencement Date.

(d) The Plan Year, beginning with the Plan Year which includes the first anniversary of the Employee's Employment Commencement Date.

2.03 BREAK IN SERVICE - PARTICIPATION. The Break in Service rule described in Section 2.03(B) of the Plan: (Choose (a) or (b))

(a)   Does not apply to the Employer's Plan.

(b)   Applies to the Employer's Plan.

2.06 ELECTION NOT TO PARTICIPATE. The Plan: (Choose (a) or (b))

(a) Does not permit an eligible Employee or a Participant to elect not to participate.

(b) Does permit an eligible Employee or a Participant to elect not to participate in accordance with Section 2.06 and with the following rules:
(Complete (1), (2), (3) and (4))

      (1) An  election  is  effective  for Plan  Year if  filed  no  later  than
      ---------------------.

      (2) An election not to participate must be effective for at least ------------- Plan Year(s).

      (3)   Following a re-election to participate, the Employee or
      Participant:

            (i) May not again elect not to participate for any subsequent Plan Year.

            (ii) May again elect not to participate, but not earlier than the --------------------- Plan Year following the Plan Year in which the re-election first was effective.

      (4)   (Specify) --------------------------------------------------------
      [Insert "N/A" if no other rules apply].


                                   ARTICLE III
                    EMPLOYER CONTRIBUTIONS AND FORFEITURES

3.01 AMOUNT.

Part I. [Options (a) through (g)] Amount of Employer's contribution. The Employer's annual contribution to the Trust will equal the total amount of deferral contributions, matching contributions, qualified nonelective contributions and nonelective contributions, as determined under this Section 3.01.

(Choose any combination of (a), (b), (c) and (d), or choose (e))

(a)   Deferral contributions (Code 401(k) arrangement). (Choose
(1) or (2) or both)

      (1) Salary reduction arrangement. The Employer must contribute the amount by which the Participants have reduced their Compensation for the Plan Year, pursuant to their salary reduction agreements on file with the Advisory Committee. A reference in the Plan to salary reduction contributions is a reference to these amounts.

      (2) Cash or deferred arrangement. The Employer will contribute on behalf of each Participant the portion of the Participant's proportionate share of the cash or deferred contribution which he has not elected to receive in cash. See Section 14.02 of the Plan. The Employer's cash or deferred contribution is the amount the Employer may from time to time deem advisable which the Employer designates as a cash or deferred contribution prior to making that contribution to the Trust.

(b) Matching contributions. The Employer will make matching contributions in accordance with the formula(s) elected in Part II of this Adoption Agreement
Section 3.01.

(c) Designated qualified nonelective contributions. The Employer, in its sole discretion, may contribute an amount which it designates as a qualified nonelective contribution.

(d)   Nonelective contributions. (Choose any combination of (1)
through (4))

      (1) Discretionary contribution. The amount (or additional amount) the Employer may from time to time deem advisable.

      (2) The amount (or additional amount) the Employer may from time to time deem advisable, separately determined for each of the following classifications of Participants: (Choose
      (i) of (ii))

            (i)   Nonhighly Compensated Employees and Highly
            Compensated Employees.

            (ii)  (Specify classifications) ------------------------------------
            ------------------------------------------------------.

            Under this Option (2), the Advisory Committee will allocate the amount contributed for each Participant classification in accordance with Part II of Adoption Agreement Section 3.04, as if the Participants in that classification were the only Participants in the Plan.

      (3) ----------------% of the Compensation of all Participants under the Plan, determined for the Employer's taxable year for which it makes the contribution. [Note: The percentage selected may not exceed 15%.]

      (4)   -----------% of Net Profits but not more than $--------------.

(e)   Frozen    Plan.    This   Plan   is   a   frozen    Plan    effective
----------------------. The Employer will not contribute to the Plan with respect to any period following the stated date.

Net Profits. The Employer: (Choose (f) or (g))

(f) Need not have Net Profits to make its annual contribution under this Plan.

(g) Must have current or accumulated Net Profits exceeding $------------ to make the following contributions: (Choose at least one)

      (1)   Cash or deferred contributions described in Option
      (a)(2).

      (2)   Matching contributions described in Option (b), except:
      -----------------------------------------------------------.

      (3)   Qualified nonelective contributions described in Option
      (c).

      (4)   Nonelective contributions described in Option (d).

The term "Net Profits" means the Employer's net income or profits for any taxable year determined by the Employer upon the basis of its books of account in accordance with generally accepted accounting practices consistently applied without any deductions for Federal and state taxes upon income or for contributions made by the Employer under this Plan or under any other employee benefit plan the Employer maintains. The term "net Profits" specifically excludes:

---------------------------------------------------------------.
[Note: Enter "N/A" if no exclusions apply.]

If the Employer requires Net Profits for matching contributions and the Employer does not have sufficient Net Profits uner Option (g), it will reduce the matching contribution under a fixed formula on a prorata basis for all Participants. A Participant's share of the reduced contribution will bear the same ratio as the matching contribution the Participant would have received if Net Profits were sufficient bears to the total matching contribution all Participants would have received if Net Profits were sufficient. If more than one member of a related group (as defined in Section 1.30) execute this Adoption

Agreement, each participating member will determine net Profits separately but will not apply this reduction unless, after combining the separately determined Net Profits, the aggregate Net Profits are insufficient to satisfy the matching contribution liability. "Net Profits" includes both current and accumulated Net Profits.

Part II. [Options (h) through (j)] Matching contribution formula. [Note: If the Employer elected Option (b), complete Options (h), (i) and (j).]

(h) Amount of matching contributions. For each Plan Year, the Employer's matching contribution is: (Choose any combination of (1), (2), (3), (4) and (5))

      (1) An amount equal to -----------% of each Participant's eligible contributions for the Plan Year.

      (2) An amount equal to -----------% of each Participant's first tier of eligible contributions for the Plan Year, plus the following matching percentage(s) for the following subsequent tiers of eligible contributions for the Plan Year: --------------------------------------.

      (3)   Discretionary formula.

            (i) An amount (or additional amount) equal to a matching  percentage
            the  Employer   from  time  to  time  may  deem   advisable  of  the
            Participant's eligible contributions for the Plan Year.

            (ii) An amount (or additional amount) equal to a matching percentage the Employer from time to time may deem advisable of each tier of the Participant's eligible contributions for the Plan Year.

      (4) An amount equal to the following percentage of each Participant's eligible contributions for the Plan Year, based on the Participant's Years of Service:

            Number of Years of Service          Matching Percentage

                  -----------                      ------------
                  -----------                      ------------
                  -----------                      ------------
                  -----------                      ------------

The Advisory Committee will apply this formula by determining
Years of Service as follows: -------------------------------------------------.

      (5)   A Participant's matching contribuitons may not: (Choose
      (i) or (ii))

            (i)   Exceed -------------------------------------------.

            (ii)  Be less than -------------------------------------.

Related Employers. If two or more related employers (as defined in Section 1.30) contribute to this Plan, the related employers may elect different matching contribution formulas by attaching to the Adoption Agreement a separately completd copy of this Part II. [Note: Separate matching contribution formulas create separate current benefit structures that must satisfy the minimum participation test of Code 401(a)(26).]

(i) Definition of eligible contributions. Subject to he requirements of Option (j), the term "eligible contributions" means: (Choose any combination of (1) through (3))

      (1)   Salary reduction contributions.

      (2)  Cash  or   deferred   contributions   (including   any  part  of  the
      Participant's proportionate share of the cash or deferred contribution which the Employer defers without the Participant's election).

      (3) Participant mandatory contributions, as designated in Adoption Agreement Section 4.01. See Section 14.04 of the Plan.

(j) Amount of eligible contributions taken into account. When determining a Participant's eligible contributions taken into account under the matching contributions formula(s), the following rules apply: (Choose any combination of (1) through (4))

      (1)  The   Advisory   Committee   will  take  into  account  all  eligible
      contributions credited for the Plan Year.

      (2) The Advisory Committee will disregard eligible contributions exceeding

      (3) The Advisory Committee will treat as the first tier of eligible contributions, an amount not exceeding:
      -----------------------------.

The subsequent tiers of eligible contributions are:
---------------------------.

      (4)   (Specify)------------------------------------.

Part III. [Options (k) and (l). Special rules for Code ss.401(k)
Arrangement. (Choose (k) or (l), or both, as applicable)

(k) Salary Reduction Agreements. The following rules and restrictions apply to an Employee's salary reduction agreement:
(Make a selection under (1), (2), (3) and (4))

      (1) Limitation on amount. The Employee's salary reduction contributions: (Choose (i) or at least one of (ii or (iii))

            (i) No maximum limitation other than as provided in the Plan.

            (ii) May not exceed ------------% of Compensation for the Plan Year, subject to the annual additions limitation described in Part 2 of
            Article III and the 402(g) limitation described in Section 14.07 of the Plan.

            (iii)Based on percentages of Compensation must equal at least --------------------.

      (2) An Employee may revoke, on a prospective basis, a salary reduction agreement: (Choose (i), (ii), (iii) or (iv))

            (i) Once during any Plan Year but not later than --------------------- of the Plan Year.

            (ii)  As of any Plan Entry Date.

            (iii)As of the first day of any month.

            (iv)  (Specify, but must be at least once per Plan Year
            -------------------------.

      (3) an Employee who revokes his salary reduction agreemetn may file a new salary reduction agreemetn with an effective date: (Choose (i), (ii), (iii) or (iv))

            (i)   No earlier than the first day of the next Plan
            Year.

            (ii)  As of any subsequent Plan Entry Date.

            (iii)As of the first day of any month subsequent to the month in which he revoked an Agreement.

            (iv) (Specify, but must be at least once per Plan Year following the Plan Year of revocation) ----------------------.

      (4) A Participant may increase or may decrease, on a prospective basis, his salary reduction percentage or dollar amount: (Choose (i), (ii), (iii) or (iv))

            (i)   As of the beginning of each payroll period.

            (ii)  As of the first day of each month.

            (iii)As of any Plan Entry Date.

            (iv)  (Specify, but must permit an increase or a
            decrease at least once per Plan Year
            -----------------------------------.

(l) Cash or deferred contributions. For each Plan Year for which the Employer makes a designated cash or deferred contribution, a Participant may elect to receive directly in cash not more than the following portion (or, if less, the 402(g) limitation described in Section 14.07 of the Plan) of his proportionate share of that cash or deferred contribution: (Choose (1) or (2))

      (1)   All or any portion.

      (2)   ----------------%.

3.04 CONTRIBUTION ALLOCATION. the Advisory Committee will allocate deferral contributions, matching contributions, qualified nonelective contributions and nonelective contributions in accordance with Section 14.06 and the elections under this Adoption Agreement Section 3.04.

Part I. [Options (a) through (d)]. Special Accounting Elections. (Choose whichever elections are applicable to the Employer's Plan)

(a) Matching Contribuitons Account. The Advisory Committee will allocate matching contributions to a Participant's: (Choose (1) or (20; (3) is available only in addition to (1))

      (1)   Regular Matching Contribution Account.

      (2)   Qualified Matching Contributions Account.

      (3) Except, matching contributions under Option(s) --------------------- of Adoption Agreement Section 3.01 are allocable to the Qualified Matching Contributions Account.

(b)  Special  Allocation  Dates for  Salary  Reduction  Contributions.  The
advisory Committee will allocate salary reduction contributions as of the Accounting Date and as of the following additional allocation dates:
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(c) Special Allocation Dates for Matching Contributions. The Advisory Committee will allocate matching contributions as of the Accounting Date and as of the following additional allocation dates:
----------------------------------------------------------.

(d)  Designated  Qualified   Nonelective   Contributions  -  Definition  of
Participant. For purposes of allocating the designated qualified nonelective contribution, "Participant" means: (Choose (1), (2) or (3))

      (1)   All Participants.

      (2) Participants who are Nonhighly Compensated Employees for the Plan Year.

      (3)   (Specify) ----------------------------------------------------------
      --------------------------------------------------------------------------

Part II. Method of Allocation - Nonelective Contribution. Subject to any restoration allocation required under Section 5.04, the Advisory Committee will allocate and credit each annual nonelective contribution (and Participant forfeitures treated as nonelective contributions) to the Employer Contributions Account of each Participant who satisfies the conditions of Section 3.06, in accordance with the allocation method selected under this Section 3.04. If the Employer elects Option (e)(2), Optoin (g)(2) or Option (h), for the first 3% of Compensation allocated to all Participants, "Compensation" does not include an exclusions elected under Adoptoin Agreement Section 1.12 (other than the exclusion of elective contributions), and the Advisory Committee must take into account the Participant's Compensation for the entire Plan Year. (Choose an allocation method under (e), (f), (g) or (h); (I) is mandatory if the Employer elects (f), (g) or (h); (j) is optional in addition to any other election.)

(e)   Nonintegrated Allocation Formula. (Choose (1) or (2))

      (1) The Advisory Committee will allocate the annual nonelective contributions in the same ratio that each Participant's Compensation for the Plan Year bears to the total Compensation of all Participants for the Plan Year.

      (2) The Advisory Committee will allocate the annual nonelective contributions in the same ratio that each Participant's Compensation for the Plan Year bears to the total Compensation of all Participants for the Plan Year. For purposes of this Option (2), "Participant" means, in addition to a Participant who satisfies the requirements of Section 3.06 for the Plan Year, any other Participant entitled to a top heavy minimum allocation under Section 3.04(b), but such Participant's allocation will not exceed 3% of his Compensation for the Plan Year.

(f) Two-Tiered Integrated Allocation Formula - Maximum Disparity. First, the Advisory Committee will allocate the annual Employer nonelective contributions in the same ratio that each Participant's Compensation plus Excess Compensation of all Participants for the Plan Year bears to the total Compensation plus Excess Compensation of all Participants for the Plan Year. The allocation under this paragraph, as a percentage of each Participant's Compensation plus Excess Compensation, must not exceed the applicable percentage (5.7%, 5.4% or 4.3%) listed under the Maximum Disparity Table following Option (i).

The Advisory Committee then will allocate any remaining nonelective contributions in the same ratio that each Participant's Compensation for the Plan Year bears to the total Compensation of all Participants for the Plan Year.

(c) Three-Tiered Integrated Allocation Formula. First, the Advisory Committee will allocate the annual Employer nonelective contributions in the same ratio that each Participant's Compensation for the Plan Year bears to the total Compensation of all Participants for the Plan Year. The allocation under this paragraph, as a percentage of each Participant's Compensation may not exceed the applicable percentage (5.7%, 5.4% or 4.3%) listed under the Maximum Disparity Table following Option (I). Solely for purposes of the allocation in this first paragraph, "Participant" means, in addition to a Participant who satisfies the requirements of Section 3.06 for the Plan Year: (Choose (1) or (2))

(1)   No other Participant.

(2) any other  Participant  entitled  to a top heavy  minimum  allocation  under
Section 3.04(B), but such Participant's allocation under this Option (g) will not exceed 3% of his Compensation for the Plan Year.

As a second tier allocation, the Advisory Committee will allocate the nonelective contributions in the same ratio that each Participant's Excess Compensation for the Plan Year bears to the total Excess Compensation of all Participants for the Plan Year. The allocation under this paragraph, as a percentage of each Participant's Excess Compensation, may not exceed the allocation percentage in the first paragraph.

Finally, the Advisory Committee will allocate any remaining nonelective contributions in the same ratio that each Participant's Compensation for the Plan Year bears to the total Compensation of all Participants for the Plan Year.

(h) Four-Tiered Integrated Allocation Formula. First, the Advisory Committee will allocate the annual Employer nonelective contributions in the same ratio that each Participant's Compensation for the Plan Year bears to the total Compensation of all Participants for the Plan Year, but not exceeding 3% of each Participant's Compensation. Solely for purposes of this first tier allocation, a "Participant" means, in addition to any Participant who satisfies the requirements of Section 3.06 for the Plan Year, any other Participant entitled to a top heavy minimum allocation under Sectoin 3.04(B) of the Plan.

As a second tier allocation, the Advisory Committee will allocate the nonelective contributions in the same ratio that each Participant's Excess Compensation for the Plan Year bears to the total Excess Compensation of all Participants for the Plan Year, but not exceeding 3% of each Participant's Excess Compensation.

As a third tier allocation, the Advisory Committee will allocate the annual Employer contributions in the same ratio that each Participant's Compensation plus Excess Compensation for the Plan Year bears to the total Compensation plus

Excess Compensation of all Participants for the Plan year. The allocation under this paragraph, as a percentage of each Participant's Compensation plus Excess Compensation, must not exceed the applicable percentage (2.7%, 2.4% or 1.3%) listed under the Maximum Disparity Table following Option (i).

The Advisory Committee then will allocate any remaining nonelective contributions in the same ratio that each Participant's Compensation for the Plan Year bears to the total Compensation of all Participants for the Plan Year.

(i) Excess Compensation. For purposes of Option (f), (g) or (h), "Excess Compensation" means Compensation in excess of the following Integration Level:
(Choose (1) or (2))

      (1) --------% (not exceeding 100%) of the taxable wage base, as determined under Section 230 of the Social Security Act, in effect on the first day of the Plan Year: (Choose any combination of (i) and (ii) or choose (iii))

            (i)   Rounded to ----------------------- (but not exceeding
            the taxable wage base).

            (ii)  But not greater than $--------------------.

            (iii)Without any further adjustment or limitation.

      (2) $------------------. [Note: Not exceeding the taxable wage base for the Plan Year in which this Adoption Agreement first is effective.]

Maximum Disparity Table. For purposes of Options (f), (g) and
(h), the applicable percentage is:


Integration Level          Applicable Percentages        Applicable
(as percentage of          for Option (f) or             Percentages
taxable wage base)         Option (g)                    For Option (h)
--------------------------------------------------------------------------------
100%                       5.7%                          2.7%

More than 80% but
less than 100%             5.4%                          2.4%

More than 20%
(but not less than
$10,001) and not
more than 80%              4.3%                          1.3%

20% (or $10,000, if
greater) or less           5.7%                          2.7%

(j)  Allocation  offset.  The  Advisory  Committee  will reduce a  Participant's allocation otherwise made under Part II of this Section 3.04 by the Participant's allocation under the following qualified plan(s) maintained by the
Employer: ----------------. The Advisory Committee will determine this allocation reduction:
(Choose (1) or (2))

      (1) By treating the term "nonelective contribution" as including all amounts paid or accrued by the Employer during the Plan Year to the qualified plan(s) referenced under this Option (j). If a Participant under this Plan also participates in that other plan, the Advisory Committee will treat the amount the Employer contributes for or during a Plan Year on behalf of a particular Participant under such other plan as an amount allocated under this Plan to that Participant's Account for that Plan Year. The Advisory Committee will make the computation of allocation required under the immediately preceding sentence before making any allocation of nonelecive contributions under this Section 3.04.

      (2) In accordance with the formula provided in an addendum to this Adoption Agreement, numbered 3.04(j).

Top Heavy Minimum Allocation - Method of Compliance. If a Participant's allocation under this Section 3.04 is less than the top heavy minimum allocation to which he is entitled under Section 3.04(B): (Choose (k) or (l))

(k) The Employer will make any necessary additional contribution to the Participant's Account, as described in Section 3.04(B)(7)(a) of the Plan.

(l) The Employer will satisfy the top heavy minimum allocation under the following plan(s) it maintains: ---------------------. However, the Employer will make any necessary additional contribution to satisfy the top heavy minimum allocation for an Employee covered only under this Plan and not under the other plan(s) designated in this Option (l). See Section 3.04(B)(7)(b) of the Plan.

If the Employer maintains another plan, the Employer may provide in an addendum to this Adoption Agreement, numbered Section 3.04, any modifications to the Plan necessary to satisfy the top heavy requirements under Code ss.416.

Related employers. If two or more related employers (as defined in Section 1.30) contribute to this Plan, the Advisory Committee must allocate all Employer nonelective contributions (and forfeitures treated as nonelective contributions) to each Participant in the Plan, in accordance with the elections in this Adoption Agreement Section 3.04: (Choose (m) or (n))

(m) Without regard to which contributing related group member employes the Participant.

(n) Only to the Participants directly employed by the contributing Employer. If a Participant receives Compensation from more than one contributing Employer, the Advisory Committee will determine the allocations under this Adoption Agreement Section 3.04 by prorating among the participating Employers the Participant's Compensation and, if applicable, the Participant's Integration Level under Option (i).

3.05 FORFEITURE ALLOCATION. Subject to any restoration allocation required under Sections 5.04 or 9.14, the Advisory Committee will allocate a Participant forfeiture in accordance with Section 3.04: (Choose (a) or (b); (c) and (d) are optional in addition to (a) or (b))

(a) As an  Employer  nonelective  contribution  for the Plan  Year in which  the
forfeiture  occurs,  as  if  the  Participant   forfeiture  were  an  additional
nonelective contribution for that Plan Year.

(b)  To  reduce  the  Employer   matching   contributions  and  nonelective
contributions for the Plan Year: (Choose (1) or (2))

      (1)   in which the forfeiture occurs.

      (2) immediately following the Plan Year in which the forfeiture occurs.

(c)   To the extent attributable to matching contributions:
(Choose (1), (2) or (3))

      (1)   In the manner elected under Options (a) or (b).

      (2) First to reduce Employer matching contributions for the Plan Year: (Choose (i) or (ii))

            (i)   in which the forfeiture occurs,

            (ii) immediately following the Plan Year in which the forfeiture occurs, then as elected in Options (a) or (b).

      (3) As a discretionary matching contribution for the Plan Year in which the forfeiture occurs, in lieu of the manner elected under Options (a) or
      (b).

(d) First to reduce the Plan's ordinary and necessary administrative expenses for the Plan Year and then will allocate any remaining forfeitures in the manner described in Option (a), (b) or (c), whichever applies. If the Employer elects Option (c), the forfeitures used to reduce Plan expenses: (Choose (1) or (2))

      (1) relate proportionately to forfeitures described in Option (c) and to forfeitures described in Options (a) or (b).

      (2)   relate first to forfeitures described in Option
      --------------.

Allocation of forfeited excess aggregate contributions. The Advisory Committee will allocate any forfeited excess aggregate contributions (as described in Section 14.09): (Choose (e), (f) or (g))

(e)   To reduce Employer matching contributions for the Plan Year:
(Choose (1) or (2))

      (1)   in which the forfeiture occurs.

      (2) immediately following the Plan Year in which the forfeiture occurs.

(f) As Employer discretionary matching contributions for the Plan Year in which forfeited, except the Advisory Committee will not allocate these forfeitures to the Highly Compensated Employees who incurred the forfeitures.

(g) In accordance with Options (a) through (d), whichever applies, except the Advisory Committee will not allocate these forfeitures under Option (a) or under Option (c)(3) to the Highly Compensated Emplyees who incurred the forfeitures.

3.06 ACCRUAL OF BENEFIT.

Compensation taken into account. For the Plan Year in which the Employee first becomes a Participant, the Advisory Committee will determine the allocation of any cash or deferred contribution, designated qualified nonelective contribution or nonelective contribution by taking into account: (Choose (a) or (b))

(a)   The Employee's Compensation for the entire Plan Year.

(b) The Employee's Compensation only for the portion of the Plan Year in which the Employee actually is a Participant in the Plan.

Accrual  Requirements.  Subject to the  suspension  of accrual  requirements  of
Section 3.06(E) of the Plan, to receive an allocation of cash or deferred contributions, matching contributions, designated qualified nonelective contributions, nonelective contributions and Participant forfeitures, if any, for the Plan Year, a Participant must satisfy the conditions described in the folloiwng elections: (Choose (c) or at least one of (d) through (f))

(c) Safe harbor rule. If the Participant is employed by the Employer on the last day of the Plan Year, the Participant must complete at least one Hour of Service for that Plan Year. If the Participant is not employed by the Employer on the last day of the Plan Year, the Participant must complete at least 501 Hours of Service during the Plan Year.

(d) Hours of Service condition. The Participant must complete the following minimum number of Hours of Service during the Plan Year: (Choose at least one of (1) through (5))

      (1)   1,000 Hours of Service.

      (2) (Specify, but the number of Hours of Service may not exceed 1,000) --------------------------------------------.

      (3)  No  Hour  of  Service  requirement  if  the  Participant   terminates
      employment during the Plan Year on account of:
      (Choose (i), (ii) or (iii))

            (i)   Death.

            (ii)  Disability.

            (iii)Attainment of Normal Retirement Age in the current Plan Year or in a prior Plan Year.

      (4) ------------ Hours of Service (not exceeding 1,000) if the Participant terminates employment with the Employer during the Plan Year, subjet to any election in Option (3).

      (5)   No Hour of Service requirement for an allocation of the
      following contributions: -------------------------------------------------
      --------------------------------------------------------------------------

(e) Employment conditions. The Participant must be employed by the Employer on the last day of the Plan Year, irrespective of whether he satisfies any Hours of Service condition under Option (d), with the following exceptions: (Choose (1) or at least one of (2) through (5))

      (1)   No exceptions.

      (2)   Termination of employment because of death.

      (3)   Termination of employment because of disability.

      (4) Termination of employment following attainment of Normal Retirement Age.

      (5) No employment conditions for the following contributions: ---------------------------------.

(f)   (Specify other conditions, if applicable): -------------------------------
--------------------------------------------------------------------------------

Suspension of Accrual Requirements. The suspension of accrual requirements of Section 3.06(E) of the Plan: (g), (h) or (I))

(g)   Applies to the Employer's Plan.

(h)   Does not apply to the Employer's Plan.

(i) Applies in modified form to the Employer's Plan, as described in an addendum to this Adoption Agreement, numbered Section 3.06(E).

Special accrual requirements for matching contributions. If the Plan allocates matching contributions on two or more allocation dates for a Plan Year, the
Advisory  Committee,  unless  otherwise  specified in Option (1), will apply any
Hours of Service condition by dividing the required Hours of Service on a prorata basis to the allocation periods included in that Plan Year. Furthermore, a Participant who satisfies the conditions described in this Adoption Agreement
Section 3.06 will receive an allocation of matching contributions (and forfeitures treated as matching contributions) only if the Participant satisfies the following additional condition(s): (Choose (j) or at least one of (k) or (l))

(j)   No additional conditions.

(k) The Participant is not a Highly Compensated Employee for the Plan Year. This Option (k) applies to: (Choose (1) or (2))

      (1)   All matching contributions.

      (2) Matching contributions described in Option(s) --------- of Adoption Agreement Section 3.01.

(l)   (Specify) ----------------------------------------------------------------
-------------------------------------------------------------------------------.

3.15 MORE THAN ONE PLAN LIMITATION. If the provisions of Section 3.15 apply, the Excess Amount attributed to this Plan equals: (Choose (a), (b) or (c))

(a)   The product of:

      (i) the total Excess Amount allocated as of such date (including any amount which the Advisory Committee would have allocated but for the limitations of Code ss.415), times

      (ii) the ratio of (1) the amount allocated to the Participant as of such date under this Plan divided by (2) the total amount allocated as of such date under all qualified defined contribution plans (determined without regard to the limitations of Code ss.415).

(b)   The total Excess Amount.

(c)   None of the Excess Amount.

3.18 DEFINED BENEFIT PLAN LIMITATION.

Application of limitation. The limitation under Section 3.18 of the Plan: (Choose (a) or (b))

(a) Does not apply to the Employer's Plan because the Employer does not maintain and never has maintained a defined benefit plan covering any Participant in this Plan.

(b) Applies to the Employer's Plan. To the extent necessary to satisfy the limitation under Section 3.18, the Employer will reduce: (Choose (1) or (2))

      (1) The Participant's projected annual benefit under the defined benefit plan under which the Participant participates.

      (2) Its contribution or allocation on behalf of the Participant to the defined contribution plan under which the Participant participates and then, if necessary, the Participant's projected annual benefit under the defined benefit plan under which the Participant participates.

[Note: If the Employer  selects (a), the remaining  options in this Section
3.18 do not apply to the Employer's Plan.]

Coordination with top heavy minimum allocation. The Advisory Committee will apply the top heavy minimum allocation provisions of Section 3.04(B) of the Plan with the following modifications:
(Choose (c), or at least one of (d) or (e))

(c)   No modifications.

(d) For Non-Key Employees participating only in this Plan, the top heavy minimum allocation is the minimum allocation described in Section 3.04(B) determined by substituting ---------% (not less than 4%) for "3%", except: (Choose (i or (ii))

      (i    No exceptions.

      (ii)  Plan Years in which the top heavy ratio exceeds 90%.

(e) For Non-Key Employees also participating in the defined benefit plan, the top heavy minimum is: (Choose (1) or (2))

      (1) 5% of Compensation (as determined under Section 3.04(B) of the Plan) irrespective of the contribution rate of any Key Employee, except: (Choose (i) or (ii))

            (i)   No exceptions.

            (ii) Substituting "7 1/2%" for "5%" if the top heavy ratio does not exceed 90%.

      (2) 0%. [Note: The employer may not select this Option (2) unless the defined benefit plan satisfies the top heavy minimum benefit requirements of Code ss.416 for these Non-Key Employees.]

Actuarial Assumptions for Top Heavy Calculation. To determine the top heavy ratio, the Advisory Committee will use the following interest rate and mortality assumptions to value accured benefits under a defined benefit plan:-------------
-------------------------------------------------------------------------------.

If the elections under this Section 3.18 are not appropriate to satisfy the limitations of Section 3.18, or the top heavy requirements under Code ss.416, the Employer must provide the appropriate provisions in an addendum to this Adoption Agreement.


                                   ARTICLE IV
                            PARTICIPANT CONTRIBUTIONS

4.01 PARTICIPANT NONDEDUCTIBLE CONTRIBUTIONS. The Plan: (Choose (a) or (b);
(c) is available only with (b))

(a)   Does not permit Participant nondeductible contributions.

(b)   Permits Participant nondeductible contributions, pursuant to
Section 14.04 of the Plan.

(c) The following portion of the Participant's nondeductible contributions for the Plan Year are mandatory contributions under Option (i)(3) of Adoption Agreement Section 3.01: (Choose (1) or (2))

      (1)   The amount which is not less than: -------------------.

      (2)   The amount which is not greater than: ----------------.

Allocation   dates:   The  Advisory   Committee   will  allocate   nondeductible
contributions for each Plan Year as of the Accounting Date and the following additional allocation dates:
(Choose (d) or (e))

(d)   No other allocation dates.

(e)   (Specify) ----------------------------------------------------------------
-------------------------------------------------------------------------------.

As of an allocation date, the Advisory Committee will credit all nondeductible contributions made for the relevant allocation period. Unless otherwise specified in (e), a nondeductible contribution relates to an allocation period only if actually made to the Trust no later than 30 days after that allocation period ends.

4.05 PARTICIPANT CONTRIBUTION - WITHDRAWAL/DISTRIBUTION.

Subject to the restrictions of Article VI, the following distribution options apply to a Participant's Mandatory Contributions Account, if any, prior to his Separation from Service: (Choose (a) or at least one of (b) through (d))

(a)   No distribution optoins prior to Separation from Service.

(b) The same distribution options applicable to the Deferral Contributions Account prior to the Participant's Separation from Service, as elected in Adoption Agreement Section 6.03.

(c) Until he retires, the Participant has a continuing election to receive all or any portion of his Mandatory Contributions
Account if: (Choose (1) or at least one of (2) through (4))

      (1)   No conditions.

      (2)  The   mandatory   contributions   have   accumulated   for  at  least
      --------------- Plan Years since the Plan Year for which contributed.

      (3) The Participant suspends making nondeductible contributions for a period of months.

      (4)   (Specify)-----------------------------------------------------------
      -------------------------------------------------------------------------.

(d)   (Specify) ----------------------------------------------------------------
      -------------------------------------------------------------------------.


                                    ARTICLE V
                  TERMINATION OF SERVICE - PARTICIPANT VESTING

5.01 NORMAL  RETIREMENT.  Normal  Retirement Age under the Plan is: (Choose
(a) or (b))

(a)   ----------------------- [State age, but may not exceed age
65].

(b) The later of the date the Participant attains --------- years of age or the --------- anniversary of the first day of the Plan Year in which the Participant commenced participation in the Plan. [The age selected may not exceed age 65 and the anniversary selected may not exceed the 5th.]

5.02 PARTICIPANT  DEATH OR DISABILITY.  The 100% vesting rule under Section
5.02 of the Plan: (Choose (a) or choose one or both of (b) and (c))

(a)   Does not apply.

(b)   Applies to death.

(c)   Applies to disability.

5.03 VESTING SCHEDULE.

Deferral     Contributions      Account/Qualified     Matching     Contributions
Account/Qualified Nonelective Contributions Account/Mandatory Contributions Account. A Participant has a 100% Nonforfeitable interest at all times in his Deferral Contributions account, his Qualified Matching Contributions Account, his Qualified Nonelective Contributions Account and in his Mandatory Contributions Account.

Regular Matching Contributions Account/Employer contributions Account. With respect to a Participant's Regular Matching Contributions Account and Employer Contributions Account, the Employer elects the following vesting schedule:
(Choose (a) or (b); (c) and (d) are available only as additional options)

(a) Immediate vesting. 100% Nonforfeitable at all times. [Note: The Employer must election Option (a) if the eligibility conditions under Adoption Agreement Section 2.01(c) require 2 year of service or more than 12 months of employment.]

(b)   Graduated Vesting Schedules.

            Top Heavy Schedule                  Non Top Heavy Schedule
                  (Mandatory)                         (Optional)

Years of          Nonforfeitable          Years of          Nonforfeitable
Service           Percengage              Service           Percentage
--------------------------------------------------------------------------------

Less than 1             -----             Less than 1             -----
1                       -----             1                       -----
2                       -----             2                       -----
3                       -----             3                       -----
4                       -----             4                       -----
5                       -----             5                       -----
6 or more               100%              6                       -----
                                          7 or more               -----

(c) Special vesting election for Regular Matching Contributions Account. In lieu of the election under Options (a) or (b), the Employer elects the following vesting schedule for a Participant's Regular Matching Contributions Account:
(Choose (1) or (2))

      (1)   100% Nonforfeitable at all times.

      (2) In accordance with the vesting schedule described in the addendum to this Adoption Agreement, numbered 5.03(c). [Note: If the Employer elects this Option (c)(2), the addendum must designate the applicable vesting schedule(s) using the same format as used in Option (b).]

[Note: Under Options (b) and (c)(2), the Employer must complete a Top Heavy Schedule which satisfies Code ss.411(a)(2). Also see Section 7.05 of the Plan.]

(d) The Top Heavy Schedule under Option (b) (and, if applicable, under Option (c)(2)) applies: (Choose (1) or (2))

      (1)   Only in a Plan Year for which the Plan is top heavy.

      (2) In the Plan Year for which the Plan first is top heavy and then in all subsequent Plan Years. [Note: The Employer may not elect Option (d) unless it has completed a Non Top
      Heavy Schedule.]

Minimum Vesting. (Choose (e) or (f))

(e)   The Plan does not apply a minimum vesting rule.

(f) A Participant's Nonforfeitable Accrued Benefit will never be less than the lesser of $--------------- or his entire Accrued Benefit, even if the application of a graduated vesting schedule under Options (b) or (c) would result in a smaller Nonforfeitable Accrued Benefit.

Life Insurance Investments. The Participant's Accrued Benefit attributable to insurance contracts purchased on his behalf under Article XI is: (Choose (g) or (h))

(g)   Subject to the vesting election under Options (a), (b), or
(c).

(h) 100% Nonforfeitable at all times, irrespective of the vesting election under Options (b) or (c)(2).

5.04 CASH-OUT DISTRIBUTIONS TO PARTIALLY-VESTED PARTICIPANTS/RESTORATION OF FORFEITED ACCRUED BENEFIT. The deemed cash-out rule described in Section 5.04(C) of the Plan: (Choose (a) or (b))

(a)   Does not apply.

(b)  Will  apply  to  determine  the  timing  of   forfeitures   for  0%  vested
Participants. A Participant is not a 0% vested Participant if he has a Deferral Contributions Account.

5.06 YEAR OF SERVICE - VESTING.

Vesting computation period. The Plan measures a Year of Service on the basis of the following 12 consecutive month periods:
(Choose (a) or (b))

(a)   Plan Years.

(b) Employment Years. An Employment Year is the 12 consecutive month period measured from the Employee's Employment Commencement Date and each successive 12 consecutive month period measured from each anniversary of that Employment Commencement Date.

Hours of Service. The minimum number of Hours of Service an Employee must complete during a vesting computation period to receive credit for a Year of Service is: (choose (c) or (d))

(c)   1,000 Hours of Service.

(d) ------- Hours of Service. [Note: The Hours of Service requirement may not exceed 1,000.]

5.08 INCLUDED YEARS OF SERVICE - VESTING. The Employer specifically excludes the following Years of Service: (Choose (a) or at least one of (b) through (e))

(a)   None other than as specified in Section 5.08(a) of the Plan.

(b) Any Year of Service before the Participant attained the age of ------------------. [Note: The age selected may not exceed age 18.]

(c) Any Year of Service during the period the Employer did not maintain this Plan or a predecessor plan.

(d) Any Year of Service before a Break in Service if the number of consecutive Breaks in Service equals or exceeds the greater of 5 or the aggregate number of the Years of Service prior to the Break. This exception applies only if the Participant is 0% vested in his Accrued Benefit derived from Employer contributions at the time he has a Break in Service. Furthermore, the aggregate number of Years of Service before a Break in Service do not include any Years of Service not required to be taken into account under this exception by reason of any prior Break in Service.

(e) Any Year of Service earned prior to the effective date of ERISA if the Plan would have disregarded that Year of Service on account of an Employee's Separation from Service under a Plan provision in effect and adopted before January 1, 1974.


                                   ARTICLE VI
                     TIME AND METHOD OF PAYMENTS OF BENEFITS

Code ss.411(d)(6) Protected Benefits. The elections under this Article VI may not eliminate Code ss.411(d)(6) protected benefit. To the extent the elections would eliminate a Code ss.411(d)(6) protected benefit, see Section 13.02 of the

Plan. Furthermore, if the elections liberalize the optional forms of benefit under the Plan, the more liberal options apply on the later of the adoption date or the Effective Date of this Adoption Agreement.

6.01 TIME OF PAYMENT OF ACCRUED BENEFIT.

Distribution date. A distribution date under the Plan means
--------------------------------------------------------------.
[Note: The Employer must specify the appropriate date(s). The specified distribution dates primarily establish annuity starting dates and the notice and consent periods prescribed by the Plan. The Plan allows the Trustee an administratively practicable period of time to make the actual distribution relating to a particular distribution date.]

Nonforfeitable Accrued Benefit Not Exceeding $3,500. Subject to the limitations of Section 6.01(A)(1), the distribution date for distribution of a Nonforfeitable Accrued Benefit not exceeding $3,500 is: (Choose (a), (b), (c) or
(d)or (e))

(a)   -----------  of  the   --------------   Plan  Year  beginning  after  the
Participant's Separation from Service.

(b)   ------------------------ following the Participant's Separation from
Service.

(c)   --------------------------------- of the Plan Year after the
Participant incurs ----------------------  Break(s) in Service (as defined in
Article V).

(d) -------------- following the Participant's attainment of Normal Retirement Age, but not earlier than --------------- days following his Separation from Service.

(e)   (Specify) ----------------------------------------------------------------
-------------------------------------------------------------------------------.

Nonforfeitable  Accrued  Benefit  Exceeds  $3,500.  See the elections under
Section 6.03.

Disability. The distribution date, subject to the limitations of Section 6.01(A)(3), is: (Choose (f), (g) or (h))

(e) -------------------- after the Participant terminates employment because of disability.

(f) The same as if the Participant had terminated employment without disability.

(h)   (Specify)----------------------------------------------------------------
-------------------------------------------------------------------------------.

Hardship. (Choose (i) or (j))

(i) The Plan does not permit a hardship distribution to a Participant who has separated from Service.

(h) The Plan permits a hardship distribution to a Participant who has separated from Service in accordance with the hardship distribution policy stated in (Choose (1), (2) or (3))

      (1)   Section 6.01(A)(4) of the Plan.

      (2)   Section 14.11 of the Plan.

      (3)   The addendum to this Adoption Agreement, numbered
      Section 6.01.

Default on a Loan. If a Participant or Beneficiary defaults on a loan made pursuant to a loan policy adopted by the Advisory Committee pursuant to Section 9.04, the Plan: (Choose (k), (l) or (m))

(k) Treats the default as a distributable event. the Trustee, at the time of the default, will reduce the Participant's Nonforfeitable Accrued Benefit by the lesser of the amount in default (plus accrued interest) or the Plan's security interest in that Nonforfeitable Accrued Benefit. To the extent the loan is attributable to the Participant's Deferral Contributions Account, Qualified Matching Contributions Account or Qualified Nonelective Contributions Account, the Trustee will not reduce the Participant's Nonforfeitable Accrued Benefit unless the participant has separated from Service or unless the Participant has attained age 59 1/2.

(l) Does not treat the default as a distributable event. When an otherwise distributable event first occurs pursuant to Section 6.01 or Section 6.03 of the Plan, the Trustee will reduce the Participant's Nonforfeitable Accrued Benefit by the lesser of the amount in default (plus accrued interest) or the Plan's security interest in that Nonforfeitable Accrued Benefit.

(m)   (Specify) ----------------------------------------------------------------
-------------------------------------------------------------------------------.

6.02 METHOD OF PAYMENT OF ACCRUED BENEFIT. The Advisory Committee will apply Section 6.02 of the Plan with the following modifications: (Choose (a) or at least one of (b), (c), (d) and (e))

(a)   No modifications.

(b) Except as required under Section 6.01 of the Plan, a lump sum distribution is not available: -------------------------------------------------
-------------------------------------------------------------------------------.

(c) An installment distribution: (Choose (1) or at least one of (2) or (3))

      (1)   Is not available under the Plan.

      (2) May not exceed the lesser of ------------- years of the maximum period permitted under Section 6.02.

      (3)   (Specify) ---------------------------------------------------------
      -------------------------------------------------------------------------.

(d)   The Plan permits the following annuity options: -------------------------
----------------------------------------------------------------.
Any Participant who elects a life annuity option is subject to the requirements of Sections 6.04(A), (B), (C) and (D) of the Plan. See Section 6.04(E). [Note: The Employer may specify additional annuity options in an addendum to this Adoption Agreement, numbered 6.02(d).]

6.03 BENEFIT PAYMENT ELECTIONS.

Participant Elections After Separation from Service. A Participant who is eligible to make distribution elections under Section 6.03 of the Plan may elect to commence distribution of his Nonforfeitable Accrued Benefit: (Choose at least one of (a) through (c))

(a) As of any distribution date, but not earlier than ---------of the --------- Plan Year beginning after the Participant's Separation from Service.

(b) As of the  following  date(s):  (Choose  at least  one of  Options  (1)
through (6))

      (1) Any distribution date after the close of the Plan Year in which the Participant attains Normal Retirement Age.

      (2) Any distribution date following his Separation from Service.

      (3) Any distribution date in the --------------- Plan Year(s) beginning after his Separation from Service.

      (4) Any distribution date in the Plan Year after the Participant incurs ------------ Break(s) in Service (as defined in Article V).

      (5) Any distribution date following attainment of age ---------- and completion of at least -------- Years of Service (as defined in Article
      V).

      (6)   (Specify) ----------------------------------------------------------
      -------------------------------------------------------------------------.

(c)   (Specify) ----------------------------------------------------------------
      -------------------------------------------------------------------------.

The distribution events described in the election(s) made under Options (a), (b) or (c) apply equally to all Accounts maintained for the Participant unless otherwise specified in Option (c).

Participant Elections Prior to Separation from Service - Regular Matching Contributions Account and Employer Contributions Account. Subject to the restrictions of Article VI, the following distribution options apply to a Participant's Regular Matching Contributions Account and Employer Contributions Account prior to his Separation from Service: (Choose (d) or at least one of (e) through (h))

(d)   No distribution options prior to Separation from Service.

(e) Attainment of Specified Age. Until he retires, the Participant has a continuing election to receive all or any portion of his Nonforfeitable interest in these Accounts after he attains: (Choose (1) or (2))

      (1)   Normal Retirement Age.

      (2)   ----------- years of age and is at least -----------%
      vested in these Accounts. [Note: If the percentage is less than 100%, see the special vesting formula in Section 5.03.]

(f) After a Participant has participated in the Plan for a period of not less than ---------- years and he is 100% vested in these Accounts, until he retires, the Participant has a continuing election to receive all or any portion of his Accounts. [Note: The number in the blank space may not be less than 5.]

(g) Hardship. A Participant may elect a hardship distribution prior to his Separation from Service in accordance with the hardship distribution policy:
Choose (1), () or (3); (4) is available only as an additional option)

      (1)   Under Section 6.01(A)(4) of the Plan.

      (2)   Under Section 14.11 of the Plan.

      (3) Provided in the addendum to this Adoption Agreement, numbered Setion 6.03.

      (4) In no event may a Participant receive a hardship distribution before he is at least ---------% vested in these Accounts. [Note: If the percentage in the blank is less than 100%, see the special vesting formula in Section 5.03.]

(h)   (Specify) ---------------------------------------------------------------
-------------------------------------------------------------------------------.
[Note: The Employer may use an addendum, numbered 6.03, to provide additional language authorized by Options (b)(6), (g)(3) or (h) of this Adoption Agreement Section 6.03.]

Participant Elections Prior to Separation from Service - Deferral Contributions Account, Qualified Matching Contributions Account and Qualified Nonelective Contributions Account. Subject to the restrictions of Article VI, the following distribution options apply to a Participant's Deferral Contributions Account, Qualified Matching Contributions Account and Qualified Nonelective Contributions Account prior to his Separation from Service: (Choose (i) or at least one of (j) through (l))

(i)   No distribution options prior to Separation from Service.

(j) Until he retires, the Participant has a continuing election to receive all or any portion of these Accounts after he attains:
(Choose (1) or (2))

      (1)   The later of Normal Retirement Age or age 59 1/2.

      (2)   Age --------------------- (at least 59 1/2).

(k) Hardship. A participant, prior to his separation from service, may elect a hardship distribution from his Deferral Contributions Account in accordance with the hardship distribution policy under Section 14.11 of the Plan.

(l)   (Specify)   ---------------------------------------------------.
[Note: Option (m) may not permit in service distributions prior to age 59 1/2, (other than hardship) and may not modify the hardship policy described in
Section 14.11.]

Sale of trade of business/subsidiary. If the employer sells substantially all of the assets (within the meaning of Code 409(d)(2) used in a trade or business or sells a subsidiary (within the meaning of Code 409(d)(3)), a Participant who continues employment with he acquiring corporation is eligible for distribution from his Deferral Contributions Account, Qualified Matching Contributions Account and Qualified Nonelective Contributions Account: (Choose (m) or (n))

(m) Only as described in this Adoption Agreement Section 6.03 for distributions prior to Separation from Service.

(n) As if he has a Separation from Service. After March 31, 1988, a distribution authorized solely by reason of this Option (n) must constitute a lump sum distribution, determined in a manner consistent with Code (k)(10) and the applicable Treasury regulations.

6.04 ANNUITY DISTRIBUTIONS TO PARTICIPANTS AND SURVIVING SPOUSES. The annuity distribution requirements of Section 6.04: (Choose (a) or (b))

(a)  Apply  only to a  Participant  described  in  Section  6.04(E)  of the Plan
(relating   to  the  profit   sharing   exception  to  the  joint  and  survivor
requirements).

(b)   Apply to all Participants.


                                   ARTICLE IX
                   ADVISORY COMMITTEE - DUTIES WITH RESPECT TO
                             PARTICIPANTS' ACCOUNTS

9.10 VALUE OF PARTICIPANT'S  ACCRUED BENEFIT. If a distribution (other than a distribution from a segregated Account and other than a corrective distribution described in Sections 14.07, 14.08, 14.09 or 14.10 of the Plan) occurs more than 90 days after the most recent valuation date, the distribution will include interest at: (Choose (a) or (b) (c))

(a)   ---------------% per annum. [Note: The percentage may equal 0%.]

(b) The 90 day Treasury bill rate in effect at the beginning of the current valuation period.

(c)   (Specify) ----------------------------------------------------------------
-------------------------------------------------------------------------------.

9.11 ALLOCATION AND  DISTRIBUTION  OF NET INCOME GAIN OR LOSS.  Pursuant to
Section  14.12,  to  determine  the  allocation  of net  income,  gain or  loss:
(complete only those items, if any, which are applicable to the Employer's Plan)

(a) For  salary  reduction  contributions,  the  Advisory  Committee  will:
(Choose (1), (2), (3), (4) or (5))

      (1)   Apply Section 9.11 without modification.

      (2)   Use the segregated account approach described in
      Section 14.12.

      (3) Use the weighted average method described in Section 14.12, based on a -------------------------- weighting period.

      (4) Treat as part of the relevant Account at the beginning of the valuation period -----% of the salary reduction contributions: (Choose (i) or (ii))

            (i)   made during that valuation period.

            (ii)  made by the following specified time: ----------
            ----------------------------------------------------.

      (5) Apply the allocation method described in the addendum to this Adoption Agreement numbered 9.11(a).

(b)   For matching contributions, the Advisory Committee will:
(Choose (1), (2), (3) or (4))

      (1)   Apply Section 9.11 without modification.

      (2) Use the weighted average method described in Section 14.12, based on a -------------------- weighting period.

      (3) Treat as part of the relevant Account at the beginning of the valuation period ---------% of the Matching contributions allocated during the valuation period.

      (4) Apply the allocation method described in the addendum to this Adoption Agreement numbered 9.11(b).

(c) For Participant nondeductible contributions, the Advisory Committee will: (Choose (1), (2), (3), (4) or (5))

      (1)   Apply Section 9.11 without modification.

      (2)   Use the segregated account approach described in
      Section 14.12.

      (3) Use the weighted average method described in Section 14.12, based on a -------------------- weighting period.

      (4) Treat as part of the relevant Account at the beginning of the valuation period -------------% of the Participant nondeductible contributions: (Choose (i) or (ii))

            (i)   made during that valuation period.

            (ii)  made by the following specified time: ---------------.

      (5) Apply the allocation method described in the addendum to this Adoption Agreement numbered 9.11(c).


                                    ARTICLE X
                   TRUSTEE AND CUSTODIAN, POWERS AND DUTIES

10.03 INVESTMENT POWERS. Pursuant to Section 10.03(F) of the Plan, the aggregate investments in qualifying Employer securities and in qualifying Employer real property: (Choose (a) or (b))

(a)   May not exceed 10% of Plan assets.

(b)   May not exceed --------------% of Plan assets.
[Note: The percentage may not exceed 100%.]

10.14 VALUATION OF TRUST. In addition to each Accounting Date, the Trustee must value the Trust Fund on the following valuation date(s): (Choose (a) or (b))

(a)   No other mandatory valuation dates.

(b)   (Specify)  --------------------------------------------------------------
-------------------------------------------------------------------------------.


                             EFFECTIVE DATE ADDENDUM
                              (Restated Plans Only)

The Employer must complete this addendum only if the restated Effective Date specified in Adoption Agreement Section 1.18 is different than the restated effective date for at least one of the provisions listed in this addendum. In lieu of the restated Effective Date in Adoption Agreement Section 1.18, the following special effective dates apply: (Choose whichever elections apply)

(a) Compensation definition. The Compensation definition of Section 1.12 (other than the $200,000 limitation) is effective for Plan Years beginning after -----------. [Note: May not be effective later than the first day of the first Plan Year beginning after the Employer executes this Adoption Agreement to restate the Plan for the Tax Reform Act of 1986, if applicable.]

(b)  Eligibility  conditions.   the  eligibility  conditions  specified  in
Adoption  Agreement  Section 2.01 are effective for Plan Years  beginning  after
-----------------.

(c) Suspension of Years of Service. The suspension of Years of Service rule elected under Adoption Agreement Section 2.03 is effective for Plan Years beginning after ------------------.

(d) Contribution/allocation formula. The contribution formula elected under Adoption Agreement Section 3.01 and the method of allocation elected under
Adoption  Agreement  Section 3.04 is effective  for Plan Years  beginning  after
------------------.

(e) Accrual requirements. The accrual requirements of Section 3.06 are effective for Plan Years beginning after ----------------.

(f) Employment condition. The employment condition of Section 3.06 is effective for Plan Years beginning after --------------.

(g) Elimination of Net Profits. The requirement for the Employer not to have net profits to contribute to this Plan is effective for Plan Years beginning after ------------------------------. [Note: The date specified may not be earlier than December 31, 1985.]

(h) Vesting Schedule. The vesting schedule elected under Adoption Agreement
Section 5.03 is effective for Plan Years beginning after ----------------------.

(i) Allocation of Earnings. The special allocation provisions elected under Adoption Agreement Section 9.11 are effective for Plan Years beginning after
-------------------------------.

(j)   (Specify)-----------------------------------------------------------------
-------------------------------------------------------------------------------.

For Plan Years prior to the special Effective Date, the terms of the Plan prior to its restatement under this Adoption Agreement will control for purposes of the designated provisions. A special Effective Date may not result in the delay of a Plan provision beyond the permissible Effective Date under any applicable law requirements.


                                 Execution Page

The Trustee (and Custodian, if applicable), by executing this Adoption Agreement, accepts its position and agrees to all of the obligations, responsibilities and duties imposed upon the Trustee (or Custodian) under the Master Plan and Trust. The Employer hereby agrees to the provisions of this Plan and Trust, and in witness of its agreement, the Employer by its duly authorized officers, has executed this Adoption Agreement, and the Trustee (and Custodian, if applicable) signified its acceptance, on this ----------- day of ----------------, 19---.

Name and EIN of Employer: --------------------------------------------

Signed: --------------------------------------------------------------

Name(s) of Trustee: --------------------------------------------------

Signed:  -------------------------------------------------------------

----------------------------------------------------------------------

Name of Custodian: ---------------------------------------------------

Signed: --------------------------------------------------------------

[Note:  A Trustee is  mandatory,  but a Custodian is optional.  See Section
10.03 of the Plan.]

Plan Number. The 3-digit plan number the Employer assigns to this
Plan for ERISA reporting purposes (Form 5500 Series) is:
------------------------------------------------.

Use of Adoption Agreement. Failure to complete properly the elections in this Adoption Agreement may result in disqualification of the Employer's Plan. The 3-digit number assigned to this Adoption Agreement (see page 1) is solely for the Master Plan Sponsor's recordkeeping purposes and does not necessarily correspond to the plan number the Employer designated in the prior paragraph.

Master Plan Sponsor. The Master Plan Sponsor identified on the first page of the basic plan document will notify all adopting employers of an amendment of this Master Plan or of any abandonment or discontinuance by the Master Plan Sponsor of its maintenance of this Master Plan. For inquiries regarding the adoption of the Master Plan, the Master Plan Sponsor's intended meaning of any plan provisions or the effect of the opinion letter issued to the Master Plan Sponsor at the following address and telephone number: INVESCO Trust Company, 7800 E. Union Ave., Suite 900, Denver, Colorado (303) 779-0731.

Reliance on Opinion Letter. The Employer may not rely on the Master Plan Sponsor's opinion letter covreing this Adoption Agreement. For reliance on the Plan's qualification, the Employer must obtain a determination letter from the applicable IRS Key District office.


                             PARTICIPATION AGREEMENT

For Participation by Related Group Members (Plan Section 1.30)

The undersigned Employer, by executing this Participation Agreement, elects to become a Participating Employer in the Plan identified in Section 1.03 of the accompanying Adoption Agreement, as if the Participating Employer were a signatory to that Agreement. The Participating Employer accepts, and agrees to be bound by, all of the elections granted under the provisions of the Master Plan as made by, -----------------------------------, the Signatory Employer to
the Execution Page of the Adoption Agreement.

1. The Effective Date of the undersigned Employer's participation in the designated Plan is ------------------------------.

2. The undersigned Employer's adoption of this Plan constitutes:

(a)   The adoption of a new plan by the Participating Employer.

(b) The adoption of an amendment and restatement of a plan currently maintained by the Employer, identified as ------------------------------------ and having an original effective date of --------------------------------------.

Dated this -------------- day of ---------------------, 19-----.

Name of Participating Employer: -------------------------------------

Signed: -------------------------------------------------------------

Participating Employer's EIN: ---------------------------------------

Acceptance by the Signatory Employer to the Execution Page of the Adoption Agreement and by the Trustee.

Name of Signatory Employer: -------------------------------------

Accepted: -------------------------------------------------------
                        [Date]

Signed: ---------------------------------------------------------


Name(s) of Trustee: ---------------------------------------------

Accepted: -------------------------------------------------------
                        [Date]

Signed: ---------------------------------------------------------

[Note: Each Participating Employer must execute a separate Participation Agreement. See the Execution Page of the Adoption Agreement for important Master Plan information.]


                             STN PSP AA Instructions

Complete the first blank in the paragraph by writing in the business' name in its entirety.

1.02 Trustee

Option (a) should be chosen when the employer will be the trustee, INVESCO Trust Company would then act as Custodian. If option (b) is chosen, INVESCO Trust Company will be the Trustee and will charge an annual trust fee. Note: See Trustee Comments on page 26 for further explaination of Non-discretionary Trustee.

1.03 Plan

Enter the plan name. Example: ABC Inc. Employees 401(k) Plan.

1.07 Employee

If you want the plan to cover all employees, select option (a). If you want to exclude from the plan any group(s) of employees, select any combination of (b) through (g). When a retirement plan excludes employees in options (d) through
(g) from participation, the plan is subjet to a minimum coverage test to maintain its "tax qualified" status. Your accounting firm should be notified to perform the test annually.

Leased Employers

You may exclude leased employees from participation (option h). However, the plan must satisfy the coverage rules of Code Section 401(b) and 401(a)(26), consult your legal or financial counsel.

Related Employers

You may exclude related employers from participating in the plan (option j). However, the plan must satisfy the coverage rules of Code Section 410(b) and 401(a)(26), consult your legal or financial counsel.

1.12 Compensation

Treatment of elective contributions - Choose option (a) if you prefer to "add back" employee elective 401(k) contributions to compensation for purposes of allocating employer contributions, forfeitures and for non-discrimination testing.

                          Modifications to Compensation

Modifications to Compensation - You must choose option (c) or any combination of
(d) through (j). Any exclusion of compensation may result in unallowable discrimination, your accountant may want to test for any discriminatory effect of excluding any type of compensation.

1.17 Plan Year

You must define the "plan year," usually it will follow the business tax year.

Limitation Year - You must define the "limitation year" (12 month period for testing allocations to each employee's account), for administrative convenience it should match the plan year.

1.18 Effective Date

New Plan - Enter the first day of your plan year (usually January
1) and the year.

Restated Plan - Effective date - If you are amending for the Tax Reform Act of 1986 enter: January 1, 1987. If you are amending for another reason, enter the first day of your tax year, example: January 1, 1990. Originally established date - Enter the original effective date of your plan from your prior Adoption Agreement.

1.27 Hours of Service

Choose which method you wish to use for counting hours worked by an employee to accrue benefits. Option (b), the equivalency method, is explained in Section
1.27 of the plan. Option (a) is usually chosen.

1.29 Service for Predecessor Employer

Under this option, you may elect to count service for a predecessor employer when you are not maintaining the plan of the predecessor employer. (Used primarily in the event of a merger or acquisition.)

1.31 Leased Employees

The law requires you to state how your plan would treat a leased employee who could become a participant, even if you don't intend to ever lease employees. Choose option (a) covering the employee without regard to the leasing company's plan or option (b) the reduction method. Usually Option (b)(1) is chosen.

2.01 Eligibility

a. An employee must attain this age to become a participant (cannot exceed age 21).

b. Pick how long (service) an employee must work to become a participant.

c. You may choose to have more restrictive eligibility requirements apply to the employer contributions under the plan. Choose the employer contribution affected and the conditions which apply to those contributions. Choosing separate eligibility conditions may cause your plan to be discriminatory, consult your counsel.

Plan Entry - Choose when employees enter the plan for purposes of contributions and benefit accrual. Normally, option (d), semi-annual entry dates, is chosen.

Time of Participation - Choose which plan entry date (before or after) an employee who meets the eligibility requirements will enter the plan. Normally, option (g) is chosen.

Dual Eligibility - This section allows you to grandfather into the plan current employees who have not met the eligibility requirements and apply the eligibility requirements to newly hired employees. Restated plans usually choose
(j)(1).

2.02 Years of Service

Option (b) should only be chosen if you wish to require less than 1000 hours to be worked by an employee for eligibility. Usually Option (a) is chosen.

Eligibility   Computation   Period  -  Choose  whether  to  measure   subsequent
eligibility periods on the employee's anniversary or the plan year. Option (d) is chosen for administrative convenience.

2.03 Break in Service

This option may impose a complicated re-entry date for employees who have terminated or whose hours were severely cut back. Option

(a) is chosen for administrative convenience.

2.06

This option allows employees and participants to elect out of participation. However, these employees are considered when performing all non-discrimination tests. Option (a) is chosen for administrative convenience.

3.01  Contributions allowed

Section 3.01 of this Adoption Agreement consists of three parts. Part I defines the types of contributions you authorize under the plan. Part II explains the matching contribution formula, if any. Part III allows you to put limits on the employee 401(k) contributions. You must complete Part I, but only complete Parts II and III, if necessary.

Option (a) permits the election of either a salary reduction arrangement (Option
(a)(1), or a cash or deferred arrangement Option (a)(2). The Employer also may elect both arrangements.

Option (b) authorizes matching contributions. If the Employer elects Option (b), it must complete Part II to establish the matching contribution formula.

Option (c) authorizes the Employer to make qualified nonelective contributions (QNCs"). The Employer will designate to the Trustee the amount of its contributions consisting of QNCs.

The amount of QNCs is solely within the Employer's discretion. Any contribution designated as QNCs is includible in the ADP test (see Section 14.08 of the Plan) or in the ACP test (see Section 14.09 of the Plan). The advisory committee may divide the QNCs between these two tests in any fashion it deems appropriate, but may not use the same contributions in both tests. As a general rule, the Employer will make a level of QNCs necessary to satisfy the applicable tests, unless the Employer wishes to have excess contributions or excess aggregate contributions distributed to the appropriate highly compensated employees, in accordance with Sections 14.08 and 14.09.

Option (d) authorizes the Employer to make nonelective contributions in the same manner it would under a regular profit sharing plan. The choices under Option
(d) are the same as the contribution formula options under the profit sharing adoption agreements.

Part II Matching Contribution Formula

If the Employer elects Option (b), it must complete Part II, making a selection under each option provided under Part II.

The Plan permits matching contributions for salary reduction contributions, cash or deferred contributions or participant mandatory contributions. Therefore, the formulas offered under Option (h) refer to "eligible contributions." The Employer will define eligible contributions under Options
(i) and (j).

Option (h) provides the formulas for determining the matching contribution. The primary purpose of Option (h) is to establish the level of the matching contribution (a fixed percentage or discretionary with the Employer) and to permit the Employer to define a maximum or a minimum matching contribution. The formula alone will not be sufficient to determine the Employer's actual matching contribution on a participant's behalf. The characterization of eligible contributions under Option (i) and any limitations on the amount of eligible contributions taken into account, as provided under Option (j), are necessary factors in computing the Employer's matching contribution.

Option (i) designates the character of the matching contributions. If the Employer elects (i)(3), it also must elect Adoption Agreement Section 4.01(c). If eligible contribuitons include salary reduction contributions or cash or deferred contributions, the matching contribution formulas will not apply to amounts characterized as excess deferrals under Section 14.07 of the Plan.

Option (j) establishes any limitations on the amount of eligible contributions taken into account under Option (h).

Part III Salary Reduction Agreements

Under Option (k), the Employer must make selections from (1), 92), (3) and (4). Under (1), Option (ii) prescribes a maximum deferral percentage, Option (iii) prescribes a minimum deferral percentage and Option (i) prescribes no special maximum limitation. The Employer may select both Options (ii) and (iii), or both Options (i) and (iii), but Options (i) and (ii) are mutually exclusive. The Employer may wish to consider a maximum percentage deferral under Option (ii) to minimize the potential for Code 415 violations.

Under paragraphs (2) and (3), the Employer elects which restrictions apply to the participant's right to revoke his/her salary reduction agreement. Under paragraph (4), the Employer elects which restrictions apply to the participant's right to increase or decrease his/her salary reduction percentage. The Employer should consider the effect its elections have on plan administration.

3.04 Contribution Allocation

Part I - Matching Contributions. Select which account you want the matching contributions to be allocated to. The Regular Matching Account is subject to a vesting schedule. The Qualified Matching Account is always 100% vested and contributions may be used to satisfy the deferral non-discrimination test.

Qualified Non-elective Contributions. Choose which participants would receive an extra contribution to help satisfy the non-discrimination test for deferrals (QNEC). For administrative convenience opton (2) is chosen.

Part  II  -  Method  of  Allocation.   Choose  the  option  for  allocating  the
discretionary employer contribution between all plan participants. You have choices of non-integrated (pro-rata) or one of four integrated formulas.

Allocation formula. The primary allocation formulas are in Options (e), (f), (g) and (h). Option (e) is a nonintegrated formula and allocates the employer contribution proportionate to total compensation. Options (f), (g) and (h) are alternatives for integrated plans. Usually option (e)(2) is chosen for non-integrated plans.

The two-tiered formula under Option (f) maximizes the disparity permitted under the integration rules. Accordingly, the allocation in the first tier results in an equal allocation percentage based on total compensation and based on excess compensation. This equal allocation percentage may not exceed the maximum disparity percentage (5.7%, 5.4% or 4.3%) described in the second column of the Maximum Disparity Table. After completion of the first tier allocation, the second step allocates the remaining contribution proportionate to total compensation, in the same manner as the nonintegrated formula.

Under the three-tiered formula under Option (g), the plan: (i) first allocates based on total compensation, but the allocation percentage may not exceed the maximum disparity percentage determined under the second column of the Maximum Disparity Table; (ii) then allocates based on excess compensation, but the allocation percentage may not exceed the maximum disparity percentage determined under the second column of the Maximum Disparity Table; and (iii) completes the allocation on the basis of total compensation.

The four-tiered allocation under Option (h) is a hybrid of Options (g) and (f). The sole purpose of Option (h) is to use the first tier to satisfy the 3% top heavy minimum, then use a progression of three additional tiers to make maximum use of the permitted disparity rules. The second tier allocates solely on the basis of excess compensation, with a maximum allocation under the second tier equal to 3% of each participant's excess compensation. The third tier is the same as the first tier under Option (g). The fourth tier is a prorata allocation based on total compensation.

3.05 Forfeiture Allocation

Choose the method of allocating (dividing up) forfeitures of terminated non-vested participant balances. Option (a) allocates forfeitures as an extra discretionary contribution. Option (b) allocates forfeitures to reduce employer contributions. Options (c) and (d) allow you to allocate separately forfeitures from matching contributions. Select from options (e), (f) and (g) to determine how to allocate forfeitures from high paid employee's matching account when the matching non-discrimination test is not satisfied.

3.06 Compensation Taken Into Account

If you wish to count a participant's full year's compensation (even if he or she entered during the year), for contributions choose option (a), if not, choose option (b).

Accrual Requirements - Specify the service requirements a participant must satisfy to receive an allocation. You may specify an hours of service requirement, waive the service requirement for specific contributions and/or require the participant to be employed on the last day to receive a contribution.

Suspension of Accrual Requirements - This section allows you to suspend some or all of the accrual requirements found in Section 3.06(E) of the plan for participants to receive allocations. This would apply in plan years when a plan may not satisfy coverage and participation requirements. For administrative convenience choose option (g).

3.15 More Than One Plan

This section only applies if you (the employer) maintain another defined contribution plan (e.g.: profit sharing, money purchase, 401(k) or target benefit) that covers at least one participant in this plan.

3.18 Defined Benefit Limitation

Check option (a) if you have never maintained a defined benefit plan for any participants in this plan. If you have or are currently maintaining a defined benefit plan under option (b), choose which plan's benefit would be reduced if a participant's total allocations for a year were to exceed the allowable limit.

4.01 Participant Nondeductible Contributions

This section allows participants to contribute after-tax employee contributions. These contributions are subject to a special nondiscrimination test. By checking option (a) these contributions are not allowed.

4.05 Withdrawal Restriction

This section only applies if you checked option (c) of section

4.01. It states whether or not there are restrictions on participants receiving their after-tax contributions prior to separation from service.

5.01 Normal Retirement Age

Choose what age you (the employer) want the participants to be 100% vested in their benefits, if still employed (normal retirement age).

5.02 Vesting Death/Disability

You may choose to allow 100% vesting for participants that terminate from service because of death option (b) or disability option (c).

5.03 Vesting Schedule

Choose what vesting schedule(s) you want to apply to employer discretionary contributions and matching contributions. If you choose option (b), you must at a minimum complete the top-heavy vesting schedule. Remember, if the eligibility requirements are more than one year, option (a) must be chosen.

Complete the Top Heavy Schedule based upon the following:

Years of Service

1
2     (not less than 20%)
3     (not less than 40%)
4     (not less than 60%)
5     (not less than 80%)
6     (not less than 100%)

Optional: Complete the Non Top Heavy Schedule based upon the following:

Years of Service

1
2
3     (not less than 20%)
4     (not less than 40%
5     (not less than 60%)
6     (not less than 80%)
7     (not less than 100%)

5.04 Cash-Out Rule

If option (b) is chosen, the plan treats a 0% vested terminated participant as having received a distribution, allowing for forfeitures to be reallocated to active participants.

5.06 Years of Service

Choose what measuring  period the plan should use to determine  years of service
for  vesting,   employee's   anniversary   year  or  plan  year.   For  ease  of
administration choose option (a).

5.08 Prior Years of Service

By choosing options (b) through (e) you (the employer) may exclude some prior years of service for purposes of vesting.


                                    Article 6

The Employer must establish a specific distribution policy for the plan. Treas. Reg. 1.411(d)-4 prohibits the Employer, the advisory committee or any third party to retain discretion over when or in what form to pay the participant's benefit (Optional Forms of Benefit). Under a restated plan, the elections under
Article VI, to the extent they differ from previous plan provisions regarding optional forms of benefit, may not eliminate an optional form of benefit with respect to the account balance accrued as of the date the Employer executes the restated adoption agreement (or, if later, the effective date of that restated adoption agreement). An optional form of benefit includes the form of payment (e.g., lump sum or installments), the timing of payment (e.g., immediately after separation form service, following a break in service, after attaining normal retirement age) and the medium of payment (e.g. right to elect distribution in Employer securities, right to elect distribution in the form of an annuity contract).

With this in mind, if you are restating an existing plan, pay close attention to the distribution features under that document and your administrative practice of distributions. In all cases, try to mirror or liberalize those distribution features when restating onto this document.

6.01 Distribution Date

A distribution date establishes a predetermined "target" date in a plan year when the plan will offer distributions. The actual distribution may occur later than a distribution date as long as the actual distribution is within an "administratively reasonable period of time" from the distribution date. Typical distribution dates for 401(k)plans are semi-annual dates or quarterly dates.

Nonforfeitable Accrued Benefit Not Exceeding $3,500

When a separated  participants  vested balance does not exceed $3,500,  the plan allows the employer to separately establish the timing of these distributions, separate from the distribution dates. When you complete this section, you need to balance two concerns: 1) will the timing of the distribution cause the participant to consider it a "severance benefit" and therefore encourage separation from service, and 2) the administrative concerns of carrying a non-active account in the plan.

Disability - The plan allows you (the employer) to establish a different target payout date for disability distributions in options (f) and (h).

Hardship - This option states whether or not the plan would allow a separated participant to receive a hardship distribution, prior to receiving a total distribution of his/her vested account balance.

Default on a Loan - This election does not create a loan policy. You (the employer) must elect the timing of the plan's foreclosure if a participant's loan were to be defaulted upon even if you do not intend to offer loans in you plan.

6.02 Method of Payment

You may choose the standard forms of payment if this is a brand new plan and not a restatment. Elect any one or combineation of options (b) through (e). If no modifications are necessary, elect option (a).

6.03 Participant Elections After Separation from Service

You must choose when an employee who has separated from service, with a vested benefit greater than $3,500, may elect to commence distributions. This election will be tied directly to the "distribution date" defined earlier.

Participant Elections Prior to Separation from Service - Employer
Contributions

The following distribution elections apply to all participant's matching and employer discretionary accounts regardless of vested account balances, prior to employment separation. If you prefer not to allow any distribution options from these accounts prior to separation, select option (d).

Participant Elections Prior Separation from Service

Deferrals, QMAC's and QNEC's - The following distribution elections apply to all participant's deferral, qualified matching, and qualified non-elective contributions accounts, prior to employment separation. If you prefer not to allow any distribution options from these accounts prior to employment separation, select option (I).

6.04 Annuity Distributions

The law requires distributions to certain participants to be in the form of commercial insurance annuities, unless consented to and waived by both the participant and his or her spouse. Participants subject to this requirement are identified in section 6.04(E) of the Plan. For administrative convenience, choose option (a). If you are restating a plan that was subject to the joint and survivor annuity rules you must select Option (b).

9.10 Value of Benefit

This option allows the employer to add interest to a participant's balance, if a distribution occurs more than 90 days after the most recent plan valuation. You do not have to provide an interest addition under this section and may complete option (a) with 0%.

9.11 Allocation of Net Income/Loss

The following elections will state how current year contributions will share, if at all, in net income, gains or losses of the trust. You must election option
(a) if your plan allows employee deferrals, option (b) if your plan includes a matching contribution, or option (c) if the plan allows employee after tax contributions. Only make the elections applicable to your plan.

Option (1) would not include contributions made since the last valuation date in any earnings or loss calculation. The other choices are based upon a segregated account approach or a weighted average approach, both are described in section
14.12 of the plan.

Usually option (3) daily weighting is chosen if INVESCO is your recordkeeper, for 9.11(a)(b) and (c).

10.03 Investment Powers

Complete this section if you (the employer) wish to allow the plan to invest in qualifying employer securities, you should consult your legal counsel. The term "qualifying employer securities: has a specific meaning under ERISA and may not include all securities.

10.14 Valuation of Trust

You may use this option to specify mandatory valuation dates, in addition to the accounting date. Normally Option (a) is chosen.

Instructions for Effective Date Addendum

You must complete the effective date addendum only if the effective dates of any of the listed items (a) through (j) have an effective date other than your restated effective date in adoption agreement Section 1.18. Some some provisions in the Tax Reform Act of 1986 were not effective until 1988 or 1989. The few provisions (if any) that have later effective dates must specify when they are effective.

a. Compensation definition may not be later than the first day of your 1991 plan year.

b. Eligibility conditions may not be later than the first day of your 1989 plan year.

c. Suspension of years of service may not be earlier than the first day of your 1990 plan year.

d. Contribution/allocation formula may not be earlier than the first day of your 1989 plan year.

e. Accrual requirements may not be earlier than the first day of your 1989 plan year.

f. Employment condition may not be earlier than the first day of your 1991 plan year.

g. Elimination of Net Profits may not be earlier than December 31, 1985.

h. Vesting schedule may not be later than the first day of your 1989 plan year.

i. Allocation of Earnings may not be earlier than the first day of the 1990 plan year.

                                 Execution Page

The Employer must complete the date on which it executes the adoption agreement and must execute the signature for the Employer. The execution page provides two lines above the signature line to print or type the name of the Employer and the Employer's EIN. If the Employer is a sole proprietorship, the individual sole proprietor should execute as Employer. If the Employer is a corporation or a partnership, an officer or a partner, as applicable, should execute the adoption agreement on behalf of the Employer.

                                     Trustee

If you selected option (a) of Section 1.02 then the employer will be the Trustee. An individual must sign as trustee for the employer. INVESCO Trust Company will then act as Custodian.

If you choose to have INVESCO Trust Company act as "Trustee"  then option (b) of
Section 1.02 must be chosen. INVESCO does charge an annual fee for this service. INVESCO Trust Company will only serve as a non-discretionary trustee, this means that there is a person who is the "Named Fiduciary." The Named Fiduciary gives direction to a non-discretionary trustee, and the non- discretionary trustee accepts all directions from the Named Fiduciary. The Named Fiduciary is either the President of the Corporation, the managing partner of the partnership or the self-employed individual of a sole proprietorship. The Named Fiduciary is responsible for selecting plan investments.

The execution page also includes a signature line for the Custodian, if any. Leave the Custodian lines blank if INVESCO Trust Company will act as custodian.

Plan number. This paragraph designates the number the Employer assigns to the plan for reporting (Form 5500) purposes. If this is the first plan the Employer ever maintained, the number must be 001. The Employer's plan number does not correspond to the 3- digit adoption agreement number specified at the top of the first page of the adoption agreement. Consult your Counsel if unsure what 3-digit plan number to use.


                 Instructions for the Participation Agreement

This adoption agreement includes a Participation Agreement under which a related group member of the signatory Employer to the execution page may participate in the same plan with that Employer. Each related group member wishing to become a participating Employer should execute a separate Participation Agreement. See
Section 1.30 of the Plan for the definition of related Employers.

Thus, it is possible to exclude the employees of related group members not participating in the plan. If an Employer is a member of a related group, it should consider whether the inclusion of other related group members' employees is necessary to satisfy the coverage requirements of Code ss.410(b) or the minimum participation requirement of Code ss.401(a)(26). If the Employer determines inclusion of the employees of a related group member is necessary to maintain qualification of the plan, the Employer may take one of two approaches:
(1) have the related group member execute a Participation Agreement; or (2) elect in Adoption Agreement Section 1.07 to include the employees of that related group member. Under approach (1), the participation of the related group member will result in the automatic inclusion of the employees of that related group member, without having to specify their inclusion in Adoption Agreement
Section 1.07. In addition, the related group member, under approach (1), has the authority to contribute to the plan and, in the event another participating related group member makes a contribution on behalf of that related group member's employees, the Participation Agreement will ensure the deductibility of that contribution (assuming the contribution does not exceed the deduction limits of Code ss.404). Additional instructions to the appropriate adoption agreement explain the effect on the allocation of Employer contributions when related group members maintain a single nonstandardized plan. Please contact us. Under approach (2), the plan will retain its qualified status, but contributions the Employer makes on behalf of a nonparticipating related group member's employees may not be deductible (even if otherwise within the limitations of Code ss.404), resulting in an excise tax to the contributing Employer.

Unrelated Employers. The Master Plan does not allow the participation in a single plan of unrelated Employers (i.e., Employers that do not satisfy the related group definition in Section 1.30 of the Plan).


legal\adop-agr\ns401kaa.005